FOR IMMEDIATE RELEASE

                                      For further information contact
                                      Janice Williams
                                      Ph(617)848-2810  X19
                                      Fax(617)843-9639



                CHASE CORPORATION ANNOUNCES  STOCK PURCHASE



     BRAINTREE, MASS. - July 25, 1995 - CHASE Corporation (BSE:CTE.B) has completed the purchase of 1,302,693 shares of its stock held by Francis M. Chase, former Chairman and C.E.O. of the Company. Mr. Chase, one of the firm's founders, retired as an employee in 1988 after a career that spanned more than 40 years. In recognition of his significant contributions, he was named "Director Emeritus" by the Board of Directors.

The Corporation plans to retain approximately 75% of the shares in treasury.


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